Exhibit(23)(2)
Consent of Independent Registered Public Accounting Firm
First Horizon National Corporation
We consent to the use of our reports dated February 27, 2008, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting included by reference herein, and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

Memphis, Tennessee
April 21, 2008

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